UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2011, Ampio Pharmaceuticals, Inc. (“we”, “Ampio” or the “Company”) entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with Fordham Financial Management, Inc. (“Fordham”) and Summer Street Research Partners as lead placement agents (“Summer Street” and together with Fordham, the “lead placement agents”), and Emerging Growth Equities Limited as co-placement agent (the “co-placement agent” and, together with the lead placement agents, the “Placement Agents”), relating to the issuance and sale (the “Offering”) to certain institutional and individual investors (the “Investors”) of 2,220,255 shares of common stock of the Company (the “Common Stock”) at a price per share of $4.25. We estimate that net proceeds we will receive from the Offering will be approximately $8.5 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us.

The Offering was made pursuant to Ampio’s effective registration statement on Form S-3 (Registration No. 333-177116), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on October 28, 2011, and a final prospectus supplement to be filed with the SEC.

We expect the Offering to close on or about December 27, 2011, subject to the satisfaction of customary closing conditions. The Placement Agents will receive a fee of 7.0% of the gross proceeds of the Offering, plus a non-accountable expense allowance equal to 1.0% of the gross proceeds of the Offering. The Placement Agent Agreement requires us to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Placement Agents may be required to make because of such liabilities.

The foregoing description of the Placement Agent Agreement is qualified in its entirety by reference to the Placement Agent Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the validity of the shares issued in the Offering is attached hereto as Exhibit 5.1.

Following the execution of the Placement Agent Agreement, the Company entered into definitive subscription agreements with the Investors relating to the purchase of common stock. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The Company also entered into a Subscription Escrow Agreement, with American Stock Transfer & Trust Company, LLC as escrow agent and Fordham as representative for the placement agents. A copy of the Subscription Escrow Agreement is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

On December 21, 2011, we issued a press release announcing the Offering. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

5.1	Opinion of Goodwin Procter LLP

10.1	Placement Agent Agreement, dated as of December 20, 2011, among Ampio Pharmaceuticals, Inc. and the placement agents named therein

10.2	Form of Subscription Agreement

10.3	Subscription Escrow Agreement, dated as of December 20, 2011, among Ampio Pharmaceuticals, Inc. and the agents named therein

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

99.1	Press Release dated December 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor

Chief Financial Officer

Dated: December 21, 2011